                                                                    Exhibit 32.2

                                    STATEMENT

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, the undersigned officer of Mercury Air Group, Inc. (the "Company") hereby certifies that to the knowledge of the undersigned:

            (3) The Company's Quarterly Report on Form 10-Q for the three and six month periods ended December 31, 2003 fully complies with the requirements of sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

            (4) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                         /s/ Robert Schlax
                                         --------------------------------------
                                         Robert Schlax
                                         Chief Financial Officer

February 17, 2004